UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2022

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2 cents per share	IFF	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 7, 2022, International Flavors & Fragrances Inc. (“IFF” or the “Company”) announced that Nicolas Mirzayantz, who is currently President of the Company’s Nourish division, will be leaving IFF on December 31, 2022.

Mr. Mirzayantz’s departure following the transition period will be treated as a qualifying event for purposes of IFF’s executive severance policy. In addition, Mr. Mirzayantz’s awards granted on May 4, 2022 pursuant to the Company’s Equity Choice Program will be fully vested and issued on the original vesting date, and his awards granted on February 28, 2022 pursuant to the Long Term Incentive Plan Cycle XXII will be fully vested and paid based on actual performance on the original vesting date.

(d)

On December 2, 2022, Mark Costa was appointed to serve as a member of the Board of Directors (the “Board”) of the Company, effective January 1, 2023. The Board has made this appointment in the context of on-going discussions related to refreshment and plans to evolve, in line with best-in-class corporate governance standards, to ensure the Company has the optimal support and oversight to advance its growth and transformation strategy. Over time the Board intends to reduce its size from its current size of 14 directors to a target size of approximately 10 directors.

Mr. Costa, age 56, is the Chairman and CEO of Eastman Chemical Company. He joined Eastman Chemical Company’s executive team in 2006 where he served in a variety of strategic positions. Mr. Costa also serves on the Executive Committee for the American Chemistry Council and is an active member of the Society of Chemical Industry (SCI), the Business Roundtable and The Business Council.

There was no arrangement or understanding between Mr. Costa and any other persons, pursuant to which Mr. Costa was appointed to serve on the Board. Additionally, there has not been any transaction or currently proposed transaction, in which IFF was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Costa had or will have a direct or indirect material interest since the beginning of IFF’s last fiscal year.

Mr. Costa will participate in the non-employee director compensation arrangements described in IFF’s 2021 Proxy Statement, which was filed with the Securities and Exchange Commission on March 25, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Jennifer Johnson
Name:	Jennifer Johnson
Title:	Executive Vice President and General Counsel

Date: December 7, 2022